UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 12, 2006

Cleveland-Cliffs Inc
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	1-8944	34-1464672
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1100 Superior Avenue, Cleveland, Ohio		44114-2589
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	216-694-5700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On October 12, 2006, an accident occurred involving two electrical explosions at the Company’s United Taconite LLC ("UTAC") facility. One explosion was in a motor control room at the processing plant’s concentrator and the other occurred in the main electrical power substation located outside the plant. A UTAC employee was fatally injured in the accident. An investigation into the accident has begun and is conducted by the U.S. Department of Labor’s Mine Safety and Health Administration. Representatives from the Company, UTAC and the United Steelworkers of America are participating in the investigation.

The UTAC concentrator and pellet plant have been shut down since the accident due to the loss of electrical power resulting from the explosions. Some power has been restored to the facility and the extent of the damage is currently being assessed. Mining activities have continued and it is currently anticipated that pellet production will resume on a limited basis this week. The Company plans to resume full production, however, a timetable has yet to be determined. The accident is not anticipated to impact 2006 sales or deliveries, although the loss of production will result in lower inventories at year end.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cleveland-Cliffs Inc

October 17, 2006	By:	George W. Hawk, Jr.

Name: George W. Hawk, Jr.
Title: General Counsel and Secretary